Exhibit 10.37

Hamilton Beach Brands Holding Company

Hamilton Beach Brands Holding Company

4421 Waterfront Drive

Glen Allen, VA 23060

Attention: Secretary

Re:	[YEAR] Grant of Award Shares Executive Long-Term Incentive Compensation Plan

The undersigned is an employee of Hamilton Beach Brands Holding Company (the “Company”) or one of its wholly-owned subsidiaries (together with the Company, the “Employers”) to whom payment of an award (the “Award”) consisting of [number] fully paid and non-assessable shares (the “Award Shares”) of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Common”) was approved on [DATE] by the Compensation Committee (the “Committee”) of the Board of Directors of the Company pursuant to the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan (the “Plan”). I hereby accept the Award and acknowledge to and agree with the Company as follows:

1.	Award. I acknowledge that the Company has paid the Award to me subject to the terms of the Plan and the related Executive Long-Term Incentive Compensation Plan Guidelines for the [DATE] through [DATE] Performance Period (the “[DATE] Guidelines”) and the terms of this Agreement. Upon receipt by the Company of this signed Agreement, I will receive a stock certificate (or ownership in book entry format) for [number] shares of Class A Common representing the Award Shares.

2.	Restrictions on Transfer. I represent and covenant that, other than a Transfer (as defined below) (a) by will or the laws of descent and distribution, (b) pursuant to a domestic relations order that would meet the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended, if such provisions applied to the Plan, or a similar binding judicial order (a “domestic relations order”), (c) directly or indirectly to a trust or partnership for my benefit or the benefit of my spouse, my children or my grandchildren (provided that Award Shares transferred to such a trust or partnership shall continue to remain subject to the transfer restrictions hereinafter set forth) or (d) as otherwise permitted under the Plan with the consent of the Committee, the Award Shares shall be non-transferable and I shall not make (or attempt to make) any sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance of the Award Shares (collectively, a “Transfer”).

3.

Lapse of Restrictions. I acknowledge that the transfer restrictions on the Award Shares set forth in paragraph (2) above shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of: (a) December 31, [YEAR]; (b) the date of my death or permanent disability (as reasonably determined by the Committee); (c) three years after retirement in accordance with the terms of any of the qualified defined benefit pension plans sponsored by the Employers (or, if I am not a member of any such plan, three years after my termination of employment with the Employers after reaching age 60 with at least 15 years of service with the Employers) (or earlier with the approval of the Committee); (d) an extraordinary release of transfer restrictions pursuant to Section 8(d) of the Plan; (e) the Transfer of Award Shares pursuant to a domestic relations order, but only as to the shares so transferred and (f) any other lapse of transfer restrictions as determined by the Committee in accordance with the Plan. As notice of such transfer restrictions, I acknowledge that there is affixed to each stock certificate representing Award Shares the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE HAMILTON BEACH BRANDS HOLDING COMPANY EXECUTIVE LONG-TERM EQUITY INCENTIVE PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER DECEMBER 31, [DATE], OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.

4.	Obligations. I agree that I (or any applicable trust or partnership) shall fulfill the obligations imposed with respect to Award Shares by the Plan, this Agreement and the [DATE] Guidelines.

5.	Rights. I understand that, subject to the transfer restrictions set forth herein, I shall have all of the rights of a holder of Class A Common with respect to the Award Shares, including the right to vote such shares and to receive any dividends paid thereon. I also understand that the Award Shares are subject to adjustment as described in clauses (b) and (c) of Section 9 of the Plan and that any securities that I receive in respect to Award Shares in connection with any such adjustments shall be deemed to be Award Shares, and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued (unless such restrictions are modified or eliminated by the Committee).

6.	Removal of Restrictions. I understand that: (a) in the case of a Transfer under clause (a) or (b) of paragraph 2 above, on surrender to the Company by my successor or successors in interest to the Award Shares of the appropriate certificate or certificates reflecting the Award Shares (or ownership in book entry format), or (b) on surrender to the Company (or its delegate) of the appropriate certificate or certificates reflecting Award Shares (or ownership in book entry format) with respect to which the transfer restrictions have otherwise lapsed in accordance with paragraph 3 above, the Company shall take all such action as may be necessary to remove such restrictions from the stock certificates or other applicable records with respect to uncertificated shares, representing the Award Shares, such that the resulting shares shall be fully paid, non-assessable and unrestricted by the terms of the Plan and this Agreement.

7.

Withholding. In order that the applicable Employer may satisfy its withholding obligations with respect to the compensation income resulting from the payment of any Award Shares, I authorize and direct the applicable Employer to withhold from any amounts otherwise payable to me (to the extent permitted under Section 409A of the Internal Revenue Code) such amounts of taxes with respect to the income attributable to such shares and at such time or times as may be required to be withheld, including, without limitation, taxes required to be withheld by reason of the compensation required to be reported for Federal income and employment tax purposes by me, all as determined in good faith in the sole judgment of the Company. If there are no such amounts otherwise payable to me, or if such amounts are insufficient, I will reimburse or indemnify the applicable Employer or make provision satisfactory to the Board of Directors or the Committee (or to any officer authorized for that purpose by the Board of Directors or the Committee) to reimburse or indemnify the applicable Employer for such amounts of taxes at such time and from time to time, as the Company may make demand for such reimbursement or indemnity. If and to the extent that in the sole judgment of the Board of Directors or the Committee (or any officer authorized for that purpose by the Board of Directors or the Committee) it appears advisable to do so, in order to enforce the Company’s rights under the Plan and this Agreement, the Company shall not issue or cause to be issued to me (or to my successor in interest), any new stock certificate (or book entry) without any legend (or notation) referring to the transfer restrictions with respect to the Award Shares as to which such restrictions have lapsed, unless and until such amounts of taxes have been withheld from amounts otherwise payable to me (or any of my successors in interest), or I (or such successor in interest) reimburse or indemnify the applicable Employer for such amounts of such taxes or make other provisions for reimbursement or indemnification to the applicable Employer of such taxes, satisfactory in the sole judgment of the Board of Directors or the Committee (or such officer) exercised in good faith.

8.	No Right to Employment. I acknowledge that the grant of Award Shares to me does not in any way entitle me to continued employment with the Employers and does not limit or restrict any right that the Employers otherwise may have to terminate my employment.

[Name]
ACCEPTED [DATE] HAMILTON BEACH BRANDS HOLDING COMPANY

By:
[Officer/Title]

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